SATISFACTION AND RELEASE

Upon receipt of the payment of one half (1/2) of the proceeds from the sale of the Rock Creek and Lewiston properties owned by Nugget Exploration, Inc. in Fremont County, Wyoming after all commissions, fees, taxes, closing costs and attorney fees due to Robert Jerry Hand, Mary Alice Hand (Mrs. Dennis (Joe) Hand) and Lubnau Hand and Bailey are paid, the undersigned hereby agrees and acknowledges that any and all debts, obligations and liabilities owing to the undersigned by Nugget Exploration, Inc., John W. MacGuire or his Estate and/or Mary C. MacGuire, personally, as of the dated hereof, including, but not by way of limitation, certain promissory notes and accrued liabilities as listed below with accrued interest, are paid in full, and the undersigned hereby waives and forever releases any claim that the undersigned may have against Nugget Exploration, Inc., John W. MacGuire or his Estate and/or Mary C. MacGuire, in respect to such debts, obligations, and liabilities as of the date of receipt of the payment:

By Nugget  Exploration,  Inc. to Delores H. MacQueen and/or the Estate of Donald
A. MacQueen

         Note Dated 5/31/85                 $   13,063.00
         Note Dated 5/31/86                 $   69,253.56
         Note Dated 5/29/87                 $   19,730.00
         Note Dated 3/7/91                  $  238,849.21
         Note Dated 5/31/91                 $   59,860.09
         Note Dated 8/16/91                 $   19,214.97
         Note Dated 11/31/95                $   14,102.00

By John W. MacGuire or his Estate and/or Mary C. MacGuire to Delores H. MacQueen and/or the Estate of Donald A. MacQueen

         Note Payable                       $   40,000.00



Dated this 30 Day of April, 1999.




                                   /s/   Delores H. MacQueen
                                   Delores H. MacQueen